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                                                                      Exhibit 11
                                                                      ----------

                                SPIRE CORPORATION


          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)
                For Years Ended December 31, 1997, 1996 and 1995

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
                                                           1997          1996          1995
                                                       ---------------------------------------

NET EARNINGS (LOSS) PER COMMON SHARE - (BASIC)

Net earnings (loss)                                    $1,667,235    $ (599,232)    $    1,131
                                                       =======================================

Weighted average number of common shares outstanding    3,086,326     3,028,850      3,084,067
                                                       =======================================

Net earnings (loss) per common share                   $     0.54    $    (0.20)    $     0.00
                                                       =======================================

NET EARNINGS (LOSS) PER COMMON SHARE - (DILUTED)

Net earnings (loss)                                    $1,667,235    $ (599,232)    $    1,131
                                                       =======================================

Weighted average number of common shares outstanding    3,086,326     3,028,850      3,084,067

Add net additional common shares upon exercise of
  common stock options                                    131,141            --             --
                                                       ---------------------------------------

Adjusted average common shares outstanding              3,217,467     3,028,850      3,084,067
                                                       =======================================

Net earnings (loss) per common share                   $     0.52    $    (0.20)    $     0.00
                                                       =======================================
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